EXHIBIT 99.3
UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
FINANCIAL INFORMATION
     The accompanying unaudited pro forma combined condensed consolidated financial statements present financial information from the Noven Pharmaceuticals, Inc. (“Noven”) and JDS Pharmaceuticals, LLC (“JDS”) unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007.
     The unaudited pro forma combined condensed consolidated balance sheet as of June 30, 2007 is based on the historical balance sheets of Noven and JDS as of that date, and gives effect to the transaction as if it occurred on that date.
     The unaudited pro forma combined condensed consolidated statements of operations for the year ended December 31, 2006 and for the six months ended June 30, 2007 are based on the historical statements of operations of Noven and JDS as of those dates. These statements are presented as if Noven’s acquisition of JDS had occurred on January 1, 2006.
     The unaudited pro forma combined condensed consolidated financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for information purposes only. This information is not necessarily indicative of the financial position or operating results that would have been achieved had Noven’s acquisition of JDS been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of Noven and those of JDS, included in Exhibits 99.1 and 99.2.

NOVEN PHARMACEUTICALS, INC. AND SUBSIDIARIES
Combined Condensed Consolidated Balance Sheets
As of June 30, 2007
(in thousands)
(unaudited)

	Historical		Pro Forma
	Noven	JDS	Adjustments		Combined
Assets
Current Assets:
Cash and cash equivalents	$5,403	$2,829	$—	C	$8,232
Short-term investments available-for-sale, at fair value	181,256	—	(125,000)	I	56,256
Accounts and trade receivable, net of allowances	3,545	2,737	—	C	6,282
Milestone payment receivable — Shire	25,000	—	—		25,000
Accounts receivable — Novogyne, net	6,074	—	—		6,074
Inventories	9,564	1,840	—	C	11,404
Net deferred income tax asset, current portion	6,900	—	1,448	K	8,348
Prepaid income taxes	7,565	—	—		7,565
Prepaid and other current assets	3,240	629	(189)	C,Q	3,680

	248,547	8,035	(123,741)		132,841

Property, plant and equipment, net	36,211	386	—	C	36,597

Other Assets:
Investment in Novogyne	22,006	—	—		22,006
Net deferred income tax asset	12,469	—	36,289	K	48,758

Goodwill	—	—	14,239	E	14,239
Intangible assets, net of amortization	2,396	22,681	(22,681)	A	40,943
			37,790	A
			530	A
			227	A
Deposits and other assets	1,768	163	(1,241)	C,F	690

	38,639	22,844	65,153		126,636

	$323,397	$31,265	$(58,588)		$296,074

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$4,690	$14,359	$4,359	C,F	$23,408
Capital lease obligation — current portion	126	—	—		126
Accrued compensation and related liabilities	4,376	—	820	P	6,233
			1,037	R
Other accrued liabilities	4,743	—	530	A	5,273
Current portion of long-term obligations	—	3,021	3,711	L	6,961
			(3,021)	L
			3,250	M
Deferred rent credit	89	—	—		89
Deferred contract revenues	728	—	—		728
Deferred license revenues — current portion	19,342	—	—		19,342

	34,094	17,380	10,686		62,160

Long-Term Liabilities:
Capital lease obligation	204	—	—		204
Long-term obligations, less current portion	—	8,089	8,250	M	8,250
			(8,089)	L
Deferred license revenues	87,343	—	—		87,343
Deferred contract revenues	6,875	—	—		6,875
Liability for stock-based compensation	—	279	(279)	H	—
Accreted unit option value	—	833	(833)	H	—
Units subject to mandatory redemption, net of unamortized deferred issuance costs of $80	—	61,635	(61,635)	H	—
Other liabilities	1,165	—	—		1,165

	129,681	88,216	(51,900)		165,997

Commitments and Contingencies

Stockholders’ Equity/Members’ deficit:
Common stock/units	2	75	(75)	H	2
Additional paid-in capital	114,871	—	—		114,871
Retained earnings (accumulated deficit)	78,843	(57,026)	57,026	H	15,204
			(100,150)	J
			37,737	K
			(189)	Q
			(1,037)	R
Common stock held in trust	(500)	—	—		(500)
Deferred compensation obligation	500	—	—		500

	193,716	(56,951)	(6,688)		130,077

	$323,397	$31,265	$(58,588)		$296,074

The accompanying notes are an integral part of these statements.

NOVEN PHARMACEUTICALS, INC. AND SUBSIDIARIES
Combined Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2006
(in thousands, except per share amounts)
(unaudited)

	Historical		Pro Forma
	Noven	JDS	Adjustments		Combined
Revenues:
Product revenues — Novogyne:
Product sales	$19,714	$—	$—		$19,714
Royalties	6,845	—	—		6,845

Total product revenues — Novogyne	26,559	—	—		26,559
Product revenues — third parties	21,767	20,357	(651)	O	41,473

Total product revenues	48,326	20,357	(651)		68,032

Contract and license revenues:
Contract	1,966	—	—		1,966
License	10,397	—	—		10,397

Contract and license revenues	12,363	—	—		12,363

Net revenues	60,689	20,357	(651)		80,395

Expenses:
Cost of products sold — Novogyne	14,102	—	—		14,102
Cost of products sold — third parties	22,406	3,611	2,745	B	29,342
			(9)	S
			119	S
			470	O

Total cost of products sold	36,508	3,611	3,325		43,444
Research and development	11,454	2,276	(19)	S	13,836
			125	S
Selling, general and administrative	21,701	21,684	227	G	43,337
			386	D
			(651)	O
			156	A
			38	Q
			(90)	S
			356	S
			(470)	O
Accretion on unit options	—	321	(321)	H	—
Depreciation and amortization	—	4,081	(4,081)	B	—

Total expenses	69,663	31,973	(1,019)		100,617

Loss from operations	(8,974)	(11,616)	368		(20,222)

Equity in earnings of Novogyne	28,632	—	—		28,632
Accretion on units subject to mandatory redemption	—	11,158	(11,158)	H	—
Accretion on long-term obligations	—	749	(749)	L	—
Interest income (expense), net	4,272	(222)	(4,725)	I	(675)

Income (loss) before income taxes	23,930	(23,745)	7,550		7,735
Provision (benefit) for income taxes	7,942	2	(5,377)	N	2,567

Net income (loss)	$15,988	$(23,747)	$12,927		$5,168

Basic earnings per share	$0.67				$0.22

Diluted earnings per share	$0.66				$0.21

Weighted average number of common shares outstanding:
Basic	23,807				23,807

Diluted	24,252				24,252

The accompanying notes are an integral part of these statements.

NOVEN PHARMACEUTICALS, INC. AND SUBSIDIARIES
Combined Condensed Consolidated Statements of Operations
For the Six Months Ended June 30, 2007
(in thousands, except per share amounts)
(unaudited)

	Historical		Pro Forma
	Noven	JDS	Adjustments		Combined
Revenues:
Product revenues — Novogyne:
Product sales	$10,173	$—	$—		$10,173
Royalties	3,664	—	—		3,664

Total product revenues — Novogyne	13,837	—	—		13,837
Product revenues — third parties	16,831	12,581	(324)	O	29,088

Total product revenues	30,668	12,581	(324)		42,925

Contract and license revenues:
Contract	(101)	—	—		(101)
License	7,587	—	—		7,587

Contract and license revenues	7,486	—	—		7,486

Net revenues	38,154	12,581	(324)		50,411

Expenses:
Cost of products sold — Novogyne	6,244	—	—		6,244
Cost of products sold — third parties	11,997	1,505	1,889	B	15,669
			(19)	S
			59	S
			238	O

Total cost of products sold	18,241	1,505	2,167		21,913
Research and development	6,651	10,024	(22)	S	16,716
			63	S
Selling, general and administrative	11,130	12,171	136	G	23,130
			244	D
			(324)	O
			78	A
			(50)	Q
			(195)	S
			178	S
			(238)	O
Accretion on unit options	—	188	(188)	H	—
Depreciation and amortization	—	2,057	(2,057)	B	—

Total expenses	36,022	25,945	(208)		61,759

Income (loss) from operations	2,132	(13,364)	(116)		(11,348)

Equity in earnings of Novogyne	14,077	—	—		14,077
Accretion on units subject to mandatory redemption	—	7,099	(7,099)	H	—
Accretion on long-term obligations	—	390	(390)	L	—
Interest income (expense), net	3,445	(90)	(2,475)	I	880

Income (loss) before income taxes	19,654	(20,943)	4,898		3,609
Provision (benefit) for income taxes	7,042	(6)	(5,743)	N	1,293

Net income (loss)	$12,612	$(20,937)	$10,641		$2,316

Basic earnings per share	$0.51				$0.09

Diluted earnings per share	$0.50				$0.09

Weighted average number of common shares outstanding:
Basic	24,785				24,785

Diluted	25,381				25,381

The accompanying notes are an integral part of these statements.

Description of Transaction and Basis of Presentation:
     On August 14, 2007, in accordance with the terms of the Agreement and Plan of Merger, dated July 9, 2007 (the “Merger Agreement”), among Noven, Noven Acquisition, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Noven (“Merger Sub”), JDS, and Satow Associates, LLC, solely in its capacity as representative of the equity holders of JDS (the “Member Representative”), Noven completed its acquisition of JDS pursuant to a merger in which Merger Sub merged with and into JDS (the “Merger”), with JDS continuing as the surviving company and as an indirect wholly owned subsidiary of Noven following the Merger.
     The purchase price for the acquisition was $125.0 million cash paid at closing to the holders of the outstanding equity interest of JDS, subject to certain working capital adjustments (the “Merger Consideration”). A portion of the Merger Consideration in an amount equal to $10.0 million was placed in an escrow account from the effective time of the Merger until December 31, 2008 to satisfy post-closing indemnity claims by Noven in connection with the Merger Agreement as well as certain expenses incurred by the Member Representative. The Merger Consideration, which Noven funded from the sale of short-term investments, was paid to the Member Representative for the benefit of holders of outstanding equity interests of JDS prior to the Merger.
     The acquisition of JDS has been accounted for using the purchase method in accordance with Statement of Financial Accounting Standards No. 141 Business Combinations (“SFAS No. 141”). Under the purchase method of accounting, the assets and liabilities of JDS are recorded as of the completion of the acquisition at their fair values. The financial statements and reported results of operations of Noven issued after the completion of the acquisition will reflect these fair values with respect to JDS, but will not be restated retroactively to reflect the historical financial position or results of operations of JDS.
Preliminary Allocation of Purchase Price:
     The allocation of the purchase price included within these unaudited pro forma combined consolidated financial statements is based upon the preliminary valuation of tangible and intangible assets acquired and liabilities assumed. The purchase price allocation is based upon a purchase price of approximately $131.1 million, as set forth in the following table (in thousands):

Cash paid to JDS shareholders	$125,000
Estimated Noven transaction costs and other	6,130

Total purchase price	$131,130

     Noven has assessed the fair value of the acquired tangible and intangible assets and assumed liabilities of JDS and the related business integration plans, based on management’s preliminary estimate of their respective fair values as of the date of the Merger. The total purchase price allocation is as follows (in thousands):

In-process research and development	$100,150
Identifiable intangible assets	38,547
Goodwill	14,239
Current assets acquired	8,035
Long-term other assets acquired	549
Current liabilities assumed	(15,179)
Long-term obligations assumed	(3,711)
Contingent milestones long-term obligations assumed	(11,500)

Total purchase price	$131,130

Valuation of In-Process Research and Development (“IPR&D”) Intellectual Property
     IPR&D is defined by Financial Accounting Standards Board’s (FASB) Interpretation No. 4, “Applicability of FASB Statement No. 2 to Business Combinations Accounted for by the Purchase Method”, (“FIN 4”) as being a development project that has been initiated and achieved material progress but (i) has not yet reached technological feasibility or has not yet reached the appropriate regulatory approval; (ii) has no alternative future use; and (iii) the fair value is estimable with reasonable certainty. As required by FIN 4, the portion of the purchase price allocated to IPR&D will be immediately expensed immediately following the completion of the Merger.
     A project-by-project valuation using the guidance in SFAS No. 141 and the American Institute of Certified Public Accountants Practice Aid “Assets Acquired in a Business Combination to Be Used In Research and Development Activities: A Focus on Software, Electronic Devices and Pharmaceutical Industries” has been performed to determine the fair value of JDS’s research and development projects that were in-process, but not yet completed as at the completion of the Merger.
     The fair value of the IPR&D has been determined by the income approach using the multi-period excess earnings method. The value of the projects has been based on the present value of probability adjusted incremental cash flows, after the deduction of contributory asset charges for other assets employed (including fixed assets, the assembled workforce and working capital). The probability weightings used to determine the IPR&D cash flows ranged from 80% to 90%. The discount rate used to determine the present value of IPR&D cash flows was 23%.
     The forecast of future cash flows required various assumptions to be made including:
•	revenue that is likely to result from the IPR&D projects, including estimated number of units to be sold, estimated selling prices, estimated market penetration, estimated market share, year-over-year growth rates over the product life cycles and estimated sales allowances;

•	cost of sales for the potential product using historical data, industry data or other sources of market data;

•	sales and marketing expenses using historical data, industry data or other market data;

•	general and administrative expenses; and

•	research and development expenses.

     In addition, Noven considered the following in determining the fair value of IPR&D:
•	the project’s stage of completion;

•	the costs incurred to date;

•	the projected costs to complete the IPR&D projects;

•	the contribution, if any, of the acquired identifiable intangible assets;

•	the projected launch date of the products under development;

•	the estimated life of the products under development; and

•	the probability of success of launching a commercially viable product.
     To the extent that an IPR&D project is expected to utilize the acquired identified intangible assets, the value of the IPR&D project has been reduced to reflect this utilization.
Valuation of Identifiable Intangible Assets
     Identifiable Intangible Assets relate to (i) intellectual property rights (including technical processes and institutional understanding associated with JDS’s products approved by the United States Food and Drug Administration; (ii) favorable lease intangible asset; and (iii) non-competition agreements with two JDS executives.
     The fair value of the intellectual property rights (including technical processes and institutional understanding) associated with JDS’s products approved by the United States Food and Drug Administration has been determined by the income approach using the multi-period excess earnings method. Using the multi-period excess earnings method, the approved products’ intellectual property fair value has been based on the present value of the incremental after-tax cash flows attributable to the asset, after the deduction of contributory asset charges for other assets employed (including fixed assets, the assembled workforce and working capital). The forecast of future cash flows for approved products requires various assumptions as discussed in Valuation of IPR&D Intellectual Property above.
     The valuations of IPR&D intellectual property and identifiable intangible assets are based on information available at the time of the acquisition and the expectations and assumptions that (i) have been deemed reasonable by Noven’s management, and (ii) would be available to and made by a market participant. No assurance can be given that the underlying assumptions or events associated with such assets will occur as projected. For these reasons, among others, the actual cash flows may vary materially from forecasted future cash flows.
Adjustments to Unaudited Pro Forma Combined Condensed Consolidated Financial Statements
     Adjustments included in the unaudited pro forma combined condensed consolidated balance sheets and unaudited pro forma combined condensed consolidated statements of operations are summarized as follows:
A.	To record the estimated valuation of identifiable intangible assets acquired and to eliminate JDS’s historical intangible assets.

The identifiable intangible assets acquired are attributable to the following categories (dollar amounts in thousands):

		Asset life
	Fair Value	in years
Intellectual Property — approved products
Pexeva	$33,040	10
Lithobid	4,750	6

	37,790
Non-competition agreements	530	2 - 3
Favorable lease intangible asset	227	10 months

	$38,547

The asset lives for approved products represent the period over which management believes the asset will contribute to the future cash flows of Noven, based on the estimated product life cycle.

Noven entered into non-competition agreements with two JDS executives in connection with the Merger. The amounts paid will be amortized over the two to three year period of the non-competition agreement.

In accordance with SFAS No. 141, the fair value of a favorable lease contract is to be recorded as an intangible asset and amortized over the remaining term of the lease or the period of favorable benefit, whichever is shorter. JDS’s favorable lease is being amortized over a period of approximately 10 months, the period of expected favorable benefit.

B.	To record amortization expense for identifiable intangible assets related to intellectual property using an average estimated useful life of 6 - 10 years, and to eliminate JDS’s historical amortization expense.

C.	To record the estimated fair value of tangible assets acquired and liabilities assumed, including cash, accounts receivable, inventory and fixed assets.

D.	To record additional depreciation expense for the year ended December 31, 2006 and for the six months ended June 30, 2007, resulting from the fixed asset fair value adjustments. The fixed assets are being depreciated over 10 months.

E.	To record goodwill related to the acquisition. Goodwill represents the excess of the total preliminary consideration over identifiable tangible and intangible assets acquired (including IPR&D), net of liabilities assumed.

F.	To record the accrual of $4.4 million of Noven transaction costs not paid as of June 30, 2007. As of June 30, 2007, Noven had paid approximately $1.2 million for transaction costs, which were included in deposits and other assets. The transaction costs of $5.6 million, which are included in the purchase price, include, but are not limited to, fees for financial advisors, accountants and attorneys and other costs directly related to the Merger.

G.	To record additional lease expense for the year ended December 31, 2006 and for the six months ended June 30, 2007, resulting from the favorable lease intangible asset. The favorable lease intangible asset is being amortized over 10 months.

H.	To eliminate JDS’s historical stockholders’ equity accounts, units subject to mandatory redemption, unit option values and liabilities for stock-based compensation and the related accretion.

I.	To adjust short-term investments and interst income as the acquisition of JDS was funded through the sale of Noven’s short-term investments.

J.	To record the estimated fair value of IPR&D acquired in the Merger. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the pro forma combined condensed consolidated statement of operations. However, this item will be immediately recorded as an expense in Noven’s financial statements as of the completion of the Merger.

K.	These adjustments reflect the recognition of deferred tax assets for the temporary differences arising in connection with identifiable intangible assets for technology recognized in respect of the approved products and IPR&D products, goodwill, contingent sales milestones assumed and other items. A summary of the adjustments is shown below (in thousands):

	Total	Current	Long-term
Identifiable IPR&D products	$37,737	—	$37,737
Goodwill	(2,801)	—	(2,801)
Identifiable intangible assets — approved products	(1,756)	—	(1,756)
Contingent sales milestones assumed	4,333	1,224	3,109
Other	224	224	—

	$37,737	$1,448	$36,289

L.	To eliminate approximately $6.5 million of JDS’s long-term obligations were paid at the closing of the Merger by JDS shareholders. Noven assumed the remaining JDS long-term obligation. In accordance with SFAS No. 141 and EITF Issue No. 98-1, “Valuation of Debt Assumed in a Purchase Business Combination”, the remaining JDS long-term obligation in the amount of $4.6 million has been valued at its fair value of $3.7 million, being the present value of the estimated future cash flows at the date of acquisition. This long-term obligation was paid in full ($3.7 million) by Noven by October 2007.
M.	Noven assumed approximately $11.5 million in contingent sales milestones related to JDS’s acquisition of Pexeva. As of the acquisition date, Noven determined that it was probable that these contingent sales milestones would be paid. Therefore, in accordance with SFAS No. 141, the contingent sales milestones were recorded as liabilities.
N.	As a limited liability company, JDS was not subject to Federal or state income taxes. JDS’s members were required to report their respective percentage of JDS’s income, deductions and credits in their income tax returns. Noven is subject to Federal and state income taxes. This adjustment reflects the income tax effects of JDS’s loss and the pro forma adjustments at Noven’s applicable statutory income tax rates.
O.	Certain reclassifications have been made to the historical presentation of JDS’s financial statements to conform to Noven’s statement of operations presentation.
P.	To record the estimated cost of relocating certain JDS employees to Noven’s headquarters as governed by EITF Issue No. 95-3, “Recognition of Liabilities in Connection with a Purchase Business Combination”.
Q.	Certain conforming changes in accounting principles have been made to the historical presentation of JDS’s financial statements to conform to Noven’s accounting policies.
R.	Noven expects to pay approximately $1.0 million in retention bonuses to JDS employees. Because this expense will not have a continuing impact, it is not reflected in the pro forma combined condensed consolidated statement of operations. However, this item will be recorded as an expense in Noven’s financial statements over the applicable employee’s service period.
S.	To eliminate JDS’s stock-based compensation expense and to record Noven’s estimated stock-based compensation expense related to JDS employees.